                                                                    EXHIBIT 99.1

PRESS RELEASE
-------------

                           NESS TECHNOLOGIES ANNOUNCES
             RECORD RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2004

          QUARTERLY REVENUES GREW 19.1% TO $82.3 MILLION YEAR-OVER-YEAR

  QUARTERLY NET INCOME INCREASED TO OF $5.4 MILLION OR $0.16 PER DILUTED SHARE

HACKENSACK, NJ - FEBRUARY 16, 2005 - NESS TECHNOLOGIES, INC. (NASDAQ: NSTC), a
global provider of IT services and solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2004.

                 FOURTH QUARTER AND FISCAL YEAR 2004 HIGHLIGHTS
                 ----------------------------------------------
                         U.S. dollars in millions

                              Q4 2004                   Full Year 2004

      Revenue               $82.3        +19%           $304.5    +35%
      Operating Income       $6.1        +176%           $21.1   +231%
      Net Income             $5.4        +570%           $14.4   +316%

    o    Backlog increased to $401 million, up 68.5% compared to $238 million as of December 31, 2003.

    o    Worldwide  employees  increased to 5,025 as of December  31,  2004,  an increase of 835 employees compared to the same time last year.

Ness' fourth  quarter 2004  revenues  were a record  $82.3  million,  an organic increase  of $13.2  million or 19.1%,  compared  to $69.1  million in the fourth quarter  2003.  Revenues  for the fiscal year ended  December  31, 2004  totaled
$304.5  million,  an  increase  of $78.8  million or 34.9%,  compared  to $225.7 million for the fiscal year ended December 31, 2003. Revenue growth for the full year 2004 was driven by organic  growth and growth  from an  acquisition  in mid
2003.

Fourth quarter 2004 net income  increased to a record $5.4 million,  an increase of more than six times the $0.9  million  reported in the fourth  quarter  2003.
Diluted net earnings per share for the fourth  quarter 2004 were $0.16  compared to $0.04 in the fourth quarter 2003. Net income for the full year 2004 was $14.4 million,  more than four times the $3.5 million reported for the full year 2003.
Diluted net earnings per share for the fiscal year 2004 were $0.53,  compared to
$0.12 diluted net earnings per share for fiscal year 2003.

Commenting on today's results,  Mr. Raviv Zoller,  President and Chief Executive
Officer of Ness  Technologies  said,  "We are  pleased to have  reported  record results for 2004  reflected in our key  measures.  The strength of our financial results were supported by new customer wins in our core market verticals, strong recurring  revenue  streams from existing  customers  and continued  strength in growing our backlog. With our focused service offerings and worldwide reputation for  quality,  Ness is  uniquely  positioned  to  benefit  from  the  continuing expansion of the IT services  market,  with the strongest  growth present in the outsourcing and offshore IT services lines."

As of December  31,  2004,  Ness' cash and cash  equivalent  position was $104.7 million,  up from $41.3  million on September  30, 2004.  This  increase in cash included net proceeds from the Company's October 2004 initial public offering of
$89.6 million and strong cash flow from  operations  during the fourth  quarter.
The Company used $36 million in cash during the fourth quarter for the repayment of  long-term  debt,  in line with its  previously  announced  $40 million  debt reduction plan.

Yaron Garmazi,  Chief  Financial  Officer of Ness said, "We continue to focus on further improving our financial strength.  In addition to reporting record sales and profits for the year, we have also  strengthened  our balance  sheet.  These balance sheet  improvements  were mostly due to our successful IPO in the fourth quarter,  solid cash  generation from our core businesses and the repayment of a significant  portion of our  long-term  debt.  We are looking ahead to 2005 with confidence because of the visibility provided by our strong backlog."

GUIDANCE

For the first  quarter  2005 Ness  expects to generate  revenues in the range of
$84.0 million to $86.0 million. For the full year 2005, Ness expects to generate
revenues  in  the  range  of  $370   million  to  $375   million,   representing
year-over-year growth of 21.6% to 23.2%.

Ness forecasts  first quarter 2005 diluted net earnings per share within a range of $0.14 to $0.17 and full year 2005 diluted net earnings per share to be within the range of $0.70 to $0.75.  These estimates exclude the impact associated with expensing of stock-based  compensation under the Financial  Accounting Standards
Board's  Statement 123R,  which will go into effect for periods  beginning after
June 15, 2005.

CONFERENCE CALL DETAILS

Ness  President and Chief  Executive  Officer  Raviv Zoller and Chief  Financial
Officer  Yaron  Garmazi  will  conduct a  conference  call to discuss the fourth quarter and fiscal year 2004 results,  which will be simultaneously  webcast, at
5:00 PM Eastern Time/2:00 PM Pacific Time on  Wednesday,  February 16, 2005.

To access  the Ness  Technologies  fourth  quarter  and full year 2004  earnings conference call,  participants in North America should dial  1-800-399-0427  and international  participants  should dial  1-706-634-5453.  A live webcast of the conference  call will be available on the  investor  relations  page of the Ness
Technologies  corporate  web site at  http://www.ness.com.  Please visit the web site at least 15 minutes  early to register for the  teleconference  webcast and download any necessary audio software. A replay of the call will be available on the web site  approximately  two hours after the  conference  call is completed.

ABOUT NESS TECHNOLOGIES

Ness Technologies (NASDAQ:  NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve  competitiveness  and efficiency.
Specializing  in outsourcing and offshore,  systems  integration and application development,  software and consulting,  and quality assurance and training, Ness serves a blue-chip client base of over 500 public- and private-sector customers.
With 5,000  employees,  Ness maintains  operations in 14 countries  across North
America,  Europe and Asia  Pacific,  and  partners  with over 100  software  and hardware vendors worldwide.  Ness' "best-shore"  capabilities streamline service delivery and address the full range of client needs. For more information  about
Ness visit WWW.NESS.COM.

Investor Contact:                            Media Contact:
-----------------                            --------------
Daphna Golden                                David Kanaan
Phone: +972-3-7666816                        Phone: + 972-3-6315166
                                             Email: media.int@ness.com

Erik Knettel                                 Allan Jordan
Phone: 646-284-9415                          Phone: 646-284-9452
Email: investor@ness.com                     Email: media@ness.com

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS
OFTEN ARE PROCEEDED BY WORDS SUCH AS "BELIEVES," "EXPECTS," "MAY,"
"ANTICIPATES," "PLANS," "INTENDS," "ASSUMES," "WILL" OR SIMILAR EXPRESSIONS.
FORWARD-LOOKING STATEMENTS REFLECT MANAGEMENT'S CURRENT EXPECTATIONS, AS OF THE
DATE OF THIS PRESS RELEASE, AND INVOLVE CERTAIN RISKS AND UNCERTAINTIES. NESS'
ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD
LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. SOME OF THE FACTORS THAT
COULD CAUSE FUTURE RESULTS TO MATERIALLY DIFFER FROM THE RECENT RESULTS OR THOSE
PROJECTED IN FORWARD-LOOKING STATEMENTS INCLUDE THE "RISK FACTORS" DESCRIBED IN
NESS' PROSPECTUS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER
29, 2004.

                             NESS TECHNOLOGIES, INC
                              AND ITS SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                U.S. dollars in thousands (except per share data)

                                                                                      Three months ended    Twelve months ended
                                                                                         December 31,           December 31,
                                                                                   2004          2003         2004          2003

Revenues                                                                          82,348        69,079       304,525       225,768
Cost of revenues                                                                  57,582        48,909       211,725       159,775
Gross profit                                                                      24,766        20,170        92,800        65,993

Operating expenses:
Selling and marketing                                                              6,754         5,863        25,706        21,287
General and administrative                                                        11,900        11,482        46,042        36,115
Research and development, net                                                          0           406             0         1,559
Other                                                                                  0           205             0           665
Total operating expenses                                                          18,654        17,956        71,748        59,626

Operating income                                                                   6,112         2,214        21,052         6,367
Financial income (expenses), net                                                     866            44        (3,461)       (1,451)
Other income (expenses), net                                                        (170)         (702)          (91)         (422)
Income before taxes on income                                                      6,808         1,556        17,500         4,494

Taxes on income (tax benefit)                                                      1,362           (19)        2,320           (54)
Equity in net earnings (losses) of affiliates                                          4           (45)         (647)           11
Minority interests in losses (earnings) of subsidiary                                (91)         (286)         (156)            0
Income from continuing operations                                                  5,359         1,244        14,377         4,559

Loss from discontinued operations                                                      0          (359)            0        (1,105)
Net income                                                                         5,359           885        14,377         3,454

Allocation of undistributed earnings on Class B                                        0           (85)       (1,356)       (1,445)
Convertible Preferred stock
Net income  after allocation of undistributed earnings                             5,359           800        13,021         2,009

Basic net earnings  per share                                                       0.17          0.04          0.58          0.13
Diluted net earnings  per share                                                     0.16          0.04          0.53          0.12

Weighted average number of shares (In thousands)
used in computing basic net earnings  per share                                   32,323        18,609        22,292        15,395

Weighted average number of shares (In thousands)                                  34,497        19,990        24,748        16,627
 used in computing diluted net earnings per share

                             NESS TECHNOLOGIES, INC
                              AND ITS SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            U.S. dollars in thousands

                                                            December 31,  December 31,
                                                               2004          2003
Current assets:
Cash and cash equivalents                                      104,229      46,004
Short-term bank deposits                                             0       3,248
Marketable securities                                              383         368
Trade receivables (net of allowance for doubtful accounts)      75,188      61,067
Unbilled receivables                                            20,327      14,921
Other accounts receivable and pre-paid expenses                  9,122       9,756
Work in progress                                                 1,168       1,348
Total current assets                                           210,417     136,712

Long-term assets:
Long-term prepaid expenses                                       3,724       2,211
Deferred income taxes                                            4,823       5,626
Severance pay fund                                              33,558      30,421
Total long-term assets                                          42,105      38,258

Property and equipment, net                                     18,879      14,436
Other intangible assets, net                                     4,197       2,485
Goodwill                                                       149,158     147,592
Total assets                                                   424,756     339,483

Current liabilities:
Short term bank loans and credit                                 1,275       8,898
Current maturities of long-term debt                            13,364      21,703
Trade payables                                                  31,280      29,802
Advances from customers                                          7,679       3,940
Other accounts payable and accrued expenses                     64,271      54,604
Total liabilities attributed to discontinued operations           --           995
Total current liabilities                                      117,869     119,942

Long-term liabilities:
Long-term debt, net of current maturities                       36,918      59,852
Excess of losses over investment in affiliate                      306         286
Accrued severance pay                                           36,888      32,912
Minority interests                                                 295         136
Total long-term liabilities                                     74,407      93,186

Total stockholders' equity                                     232,480     126,355
Total liabilities and stockholders' equity                     424,756     339,483